RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           RIGGS NATIONAL CORPORATION


                  Riggs National Corporation, a Delaware corporation, hereby certifies as follows:
                  FIRST. The name of the Corporation is Riggs National Corporation. The date of filing of its original Certificate of Incorporation with the Secretary of State was October 27, 1980.
                  SECOND.  This  Restated   Certificate  of  Incorporation  only
restates and integrates and does not further amend the provisions of the Certificate of Incorporation of said Corporation as heretofore amended or supplemented,  and there is no  discrepancy  between  those  provisions  and the
provisions  of  this  Restated  Certificate  of  Incorporation.   This  Restated
Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.
                  THIRD. The text of the Certificate of Incorporation is hereby restated to read herein as set forth in full:

                  "FIRST:  The name of the Corporation is:
                           RIGGS NATIONAL CORPORATION
                  SECOND: The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
                  THIRD:   The nature of the business or purposes to be
conducted or promoted by the Corporation is:

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                  (a)  To act as a holding company and to acquire and own shares and other interests in, and securities of, other corporations, associations, partnerships or individuals; and as such shareholder or as owner of such other interests and securities, to exercise all rights incident thereto.
                  (b)  To  acquire  by  purchase,   subscription,   contract  or
otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.
                  (c) To acquire, and pay for in cash, stock or bonds of this Corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.
                  (d) To borrow or raise monies for any of the purposes of the Corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the Corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the Corporation for its corporate purposes.

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

                  (e) To purchase, receive, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the Corporation's property and assets, or any interest therein, wherever situated.
                  (f) To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
                  (g) In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.
                  FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Ninety-five Million (95,000,000) shares, of which Fifty Million (50,000,000) shares shall be shares of Common Stock of the par value of Two Dollars and Fifty Cents ($2.50) per share (the `Common Stock'); Twenty Million (20,000,000) shares shall be shares of Class B Common Stock of the par value of Two Dollars and Fifty Cents ($2.50) per share (the `Class B Common Stock'); and Twenty-five Million (25,000,000) shares shall be shares of Preferred Stock of the par value of One Dollar ($1.00) per share (the `Preferred Stock').

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

                  The Board of Directors may, at any time and from time to time, subject to the provisions of Article NINTH herein, if all of the capital stock which the Corporation is authorized to issue has not been issued, subscribed for, or otherwise committed to be issued, issue or take subscription for additional shares of its capital stock up to the amount authorized in this Article.
                  Any amendment to the Certificate of Incorporation which shall increase or decrease the authorized capital stock of the Corporation may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the voting stock of the Corporation entitled to vote thereon.
                  Class B Common Stock. Except with regard to voting powers and to the extent that the Board of Directors provides otherwise in the resolution or resolutions providing for the issuance of Class B Common Stock, shares of Class B Common Stock shall have the same designations, rights, qualifications, limitations and restrictions as shares of Common Stock; provided, however, that holders of Class B Common Stock shall not have the preemptive rights set forth in Article NINTH herein.
                  The voting powers, designations, rights and qualifications, limitations or restrictions of the authorized but unissued shares of the Class B Common Stock shall be as follows:
                  (a) The Board of Directors is authorized, at any time and from time to time, subject to the provisions of Article NINTH herein, to provide for the issuance of shares of Class B Common Stock in one or more series, with such voting powers (provided that such voting powers must be more limited on a per share basis than those relating to the Common Stock), or without voting powers, and with such designations, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors (except as otherwise provided in this Certificate of Incorporation or any amendment thereto), including without limitation the following:

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

                  (i)      The designation and number of shares of such series.
                  (ii) The dividend rate or policy relating to such series, the conditions and dates upon which dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock.
                  (iii) Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of the capital stock of the Corporation, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange.
                  (iv) The voting powers of the series, provided that each share of Class B Common Stock must have more limited voting rights than each share of Common Stock, and further, that except as required by law, the holders of Common Stock and Class B Common Stock shall vote together as a single class.

                  (v) Any other powers, participating or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series that the Board of Directors may deem advisable.
                  (b) Notwithstanding Article TENTH of the Corporation's Certificate of Incorporation, the holders of any such series of Class B Common Stock shall have no voting power except as otherwise required by law and except for any voting powers as may be stated in the resolutions of the Board of Directors providing for the issuance of such shares.
                  Preferred Stock. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the authorized but unissued shares of Preferred Stock shall be as follows:
                  (a) The Board of Directors is authorized, at any time and from time to time, subject to the provisions of Article NINTH herein, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers, and with such designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, except as otherwise provided in this Certificate of Incorporation, or any amendment hereto, including without limitation the following:
                  (i)      The designation and number of shares of such series.
                  (ii) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, and whether such dividends shall be cumulative or noncumulative.

             (iii) Whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption.
             (iv) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series.
                  (v) Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of the capital stock of the Corporation and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange.
                  (vi) The extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of the directors or otherwise.
             (vii) The  restrictions,  if any,  on the issue or  reissue  of any additional Preferred Stock.
            (viii) The  rights  of the  holders  of the  shares  of such
                   series   upon  the   dissolution   of,  or  upon  the
                   distribution of assets of, the Corporation.
                  (ix) Any other powers, preferences and relative, participating or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series, that the Board of Directors may deem advisable.

                  (b) Notwithstanding Article TENTH of the Corporation's Certificate of Incorporation, the holders of any such series of Preferred Stock shall have no voting power except as otherwise required by law and except for any voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors providing for the issuance of such shares.
                  FIFTH:   Deleted
                  SIXTH: The number of directors of the Corporation shall be fixed by, or in the manner provided in, the By-laws and may be increased or decreased from time to time as therein provided, but the number thereof shall not be less than five.
                  SEVENTH: Deleted
                  EIGHTH: The following provisions are adopted for the management of the business and for the conduct of the affairs of the Corporation, and for creating, defining, limiting and regulating the powers of the Corporation, the directors, and the stockholders:
                  (a) The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.
                  (b) The directors shall have power to adopt By-laws, and, from time to time, to amend or repeal any By-law. (c) The Directors may from time to time declare such dividends as they shall deem advisable and proper, subject to such restrictions as may be imposed by law, and pay the same to the stockholders at such times as they shall fix.
                  (d) The Board of Directors shall have power to issue bonds, debentures, or other obligations, either nonconvertible or convertible into the Corporation's stock, upon such terms, in such manner and under such conditions in conformity with law, as may be fixed by the Board of Directors prior to the issue of such bonds, debentures or other obligations.

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

                  (e) The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the Corporation outside of the state of Delaware, at such places as may be from time to time designated by the By-laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.
                  (f) It is the intention that the objects, purposes and powers specified in Article THIRD hereof shall, except where otherwise specified in said Article, be nowise limited or restricted by reference to or inference from the terms of any other article or paragraph in this Certificate of Incorporation, but that the objects, purposes and powers specified in Article THIRD and in each of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes and powers.
                  NINTH: Each holder of the Common Stock of the Corporation shall have a preemptive right, to the extent permitted by law, to purchase or subscribe for any stock of any class of the Corporation, whether now or hereafter authorized, or to purchase or subscribe for any security or obligation convertible into or exchangeable for or evidencing the right to purchase stock of any class, which the Corporation may from time to time issue, unless in approving the issuance, or any transaction resulting in the issuance, of any stock of any class of the Corporation, or any securities or obligations convertible into or exchangeable for or evidencing the right to purchase stock of any class, the Board of Directors of the Corporation unanimously, with at least a majority of the Directors voting, votes to eliminate such preemptive rights. No holder of any other class of stock of the Corporation, including the Class B Common Stock and the Preferred Stock, shall have any preemptive rights.

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

                  TENTH: At all meetings of stockholders held for the election of directors or for any other corporate purpose, each holder of capital stock of the Corporation, whether now or hereafter authorized, shall be entitled to one vote, in person or by proxy, for each share of stock held by him. Cumulative voting for the election of directors shall not be permitted. Shares of its own capital stock belonging to the Corporation or belonging to another corporation, a majority of the voting stock of which is held directly or indirectly by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Nothing in this Article TENTH shall be construed as limiting the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.
                  ELEVENTH: (a) The Corporation shall indemnify its officers, directors, employees, and agents and former officers, directors, employees and agents, and any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with any pending or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, with respect to which such officer, director, employees, agent or other person is a party, or is threatened to be made a party, to the full extent authorized or permitted by the General Corporation Law of the State of Delaware. The indemnification provided herein shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity, while holding any such office, and shall inure to the benefit of the heirs, executors and administrators of any such person. The Corporation shall have the power to purchase and maintain insurance on behalf of any persons enumerated above against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article ELEVENTH.

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

                  (b) No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that the foregoing shall not eliminate or limit liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derives an improper personal benefit. Any repeal or modification of this paragraph (b) by the stockholders of the Corporation shall not adversely affect any right or protection of any director of the Corporation existing at the time of, or for or with respect to any acts or omissions occurring prior to, such repeal or modification.
                  TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereinafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
                  THIRTEENTH: The Corporation is to have perpetual existence." IN WITNESS WHEREOF, Riggs National Corporation has caused this certificate to be signed by Timothy C. Coughlin its President, on the 19th day of April, 1999.

                                         RIGGS NATIONAL CORPORATION

                                         By: /s/ TIMOTHY C. COUGHLIN
                                            ------------------------
                                                 Timothy C. Coughlin
                                                 President

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